Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2009, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-162184) and related Prospectus of Chesapeake Lodging Trust for the registration of 12,500,000 Common shares of its beneficial interest.

/s/ Ernst & Young LLP

New York, New York

December 4, 2009